As filed with the Securities and Exchange Commission on July 20, 1999
                                             Registration No. 333-
==========================================================================

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                          ______________________

                                 FORM S-8
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          ______________________

                          ADVANCE PARADIGM, INC.
          (Exact name of Registrant as specified in its charter)

                DELAWARE                             75-2493381
      (State or other jurisdiction                (I.R.S. Employer
    of incorporation or organization)          Identification Number)

     545 EAST JOHN CARPENTER FREEWAY                    75062
               SUITE 1570                            (Zip Code)
              IRVING, TEXAS
(Address of principal executive offices)

                          Advance Paradigm, Inc.
             Amended and Restated Incentive Stock Option Plan
                         (Full title of the plan)

                             David D. Halbert
       Chairman of the Board, President and Chief Executive Officer
                545 East John Carpenter Freeway, Suite 1570
                            Irving, Texas 75062
                              (972) 830-6199
                (Name and address, including zip code, and
                  telephone number of agent for service)

                                Copies to:
                       J. Kenneth Menges, Jr., P.C.
                 Akin, Gump, Strauss, Hauer & Feld, L.L.P
                      1700 Pacific Avenue, Suite 4100
                         Dallas, Texas 75201-4675
                              (214) 969 -2800
                          ______________________

                      CALCULATION OF REGISTRATION FEE
==========================================================================
                                    Proposed     Proposed
                         Amount     Maximum      Maximum
        Title of         to be      Offering    Aggregate    Amount of
    Securities to be   Registered  Price Per     Offering   Registration
       Registered         (1)      Share (2)    Price (2)       Fee
--------------------------------------------------------------------------
Common Stock, $0.01
par value
("Common Stock")        500,000      $64.63    $32,315,000   $8,983.57
==========================================================================
(1) Issuable upon exercise of options available for grant under the Plan. This Registration Statement also covers any additional shares that may hereafter become purchasable as a result of the adjustment provisions of the Plan.
(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) and (h). The calculation of the proposed maximum offering price is based upon the aggregate exercise price for shares of Common Stock issuable upon the exercise of options already granted and is based upon the average of the high and low sales prices of the Common Stock of Advance Paradigm, Inc. on July 16, 1999, as reported by the Nasdaq National Market.
==========================================================================

INCORPORATION OF DOCUMENTS BY REFERENCE

     This Registration Statement on Form S-8 registers additional securities of the same class as other securities for which a Registration Statement on Form S-8 has been filed with the Securities and Exchange Commission on September 5, 1997, relating to the same employee benefit plan. Accordingly, pursuant to General Instruction E of Form S-8 promulgated under the Securities Act of 1933, as amended, the contents of the Registration Statement on Form S-8 (File No. 333-34999), filed with the Securities and Exchange Commission on September 5, 1997, are incorporated herein by reference. Capitalized terms used herein but not defined shall have the meanings assigned to them by the incorporated document.

AMENDMENT TO THE AMENDED AND RESTATED INCENTIVE STOCK OPTION PLAN

     The Amendment to the Amended and Restated Incentive Stock Option Plan (the "Employee Plan") increases the number of shares available for grant under the plan by 500,000 shares. A copy of the Amendment to the Employee Plan is attached to this registration statement as Exhibit 4.2.

EXHIBITS

     See Index to Exhibits, attached hereto.

                                SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on July 19, 1999.

                                   ADVANCE PARADIGM, INC.


                                   By:  /s/ David D. Halbert
                                        ------------------------------
                                        David D. Halbert
                                        Chairman of the Board, President
                                        and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on July 19, 1999.

SIGNATURE                       TITLE
---------                       -----

/s/ David D. Halbert            Chairman of the Board, President and Chief
----------------------------    Executive Officer
David D. Halbert


/s/ Jon S. Halbert              Chief Operating Officer, Executive Vice
----------------------------    President and Director
Jon S. Halbert


/s/ Danny Phillips              Chief Financial Officer, Senior Vice
----------------------------    President, Secretary and Treasurer
Danny Phillips                  (Principal Financial and Accounting
                                Officer)

/s/ David A. George             Director
----------------------------
David A. George


/s/ Rogers K. Coleman           Director
----------------------------
Rogers K. Coleman


/s/ Stephen L. Green            Director
----------------------------
Stephen L. Green


/s/ Jeffrey R. Jay              Director
----------------------------
Jeffrey R. Jay


/s/ Kenneth J. Linde            Director
----------------------------
Kenneth J. Linde


/s/ Michael D. Ware             Director
----------------------------
Michael D. Ware

                             INDEX TO EXHIBITS


Exhibit
Number         Description of Exhibits
-------        ------------------------

4.1*           Amended and Restated Incentive Stock Option Plan
4.2***         Amendment to Amended and Restated Stock Option Plan
4.3*           Incentive Stock Option Plan
4.4**          1997 Nonstatutory Stock Option Plan
5.1***         Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
23.1***        Consent of Arthur Anderson LLP
23.2***        Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
               (included in Exhibit 5.1)


*Previously filed in connection with the Company's Registration Statement on Form S-1 filed October 8, 1996 (No. 333-06931)

**Previously filed with the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997

***Filed herewith